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                                                              EXHIBIT (h)(5)(b)
                              FIRST AMENDMENT TO
                         PARTICIPATION AGREEMENT AMONG
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                                      AND
                              ANCHOR SERIES TRUST

       THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of August 1, 2014 amends the Participation Agreement dated April 30, 2013 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of the Variable Separate Accounts and/or Separate Accounts of the Company set forth on Appendix A of the Agreement ("Separate Accounts") and ANCHOR SERIES TRUST (the "Trust") (each, a "Party" and collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment shall have the same as ascribed in the Agreement.

       WHEREAS, the Company wishes to add a Contract that is not currently covered under the Agreement but for which the Portfolios of the Trust will act as an investment vehicle; and

       WHEREAS, the Parties wish to amend Appendix B to the Agreement in order to add an additional Contract.

       NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

    1. Appendix B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the following Contract, AG Platinum Choice VUL, effective August 1, 2014.

    2. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

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   IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Appendix A hereto, as amended from time to time.

By:___________________________________

Name:_________________________________

Title:________________________________

ANCHOR SERIES TRUST

By:___________________________________

Name:_________________________________

Title:________________________________

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                                  APPENDIX B

Income Advantage Select VUL
Protection Advantage Select VUL
AG Platinum Choice VUL

This list of contracts may be amended from time to time at the Company's discretion.